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                                        EXHIBIT (24)


                      POWER OF ATTORNEY
                      -----------------

       Each of the undersigned directors of Massachusetts Electric Company (the "Company"), individually as a director of the Company, hereby constitutes and appoints John G. Cochrane, Patricia M. Needham, and Robert
  K. Wulff, individually, as attorney-in-fact to execute on behalf of the undersigned the Company's annual report on Form 10-K for the year ended December 31, 1996, to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments thereto as may be required by law.
  Dated this 19th day of March, 1997.

  s/Urville J. Beaumont              s/John F. Reilly, Jr.
  _________________________          _________________________
  Urville J. Beaumont                John F. Reilly, Jr.


  s/Joan T. Bok                      s/Lawrence J. Reilly
  _________________________          _________________________
  Joan T. Bok                        Lawrence J. Reilly


  s/Sally L. Collins                 s/John W. Rowe
  _________________________          _________________________
  Sally L. Collins                   John W. Rowe


  s/Kalyan K. Ghosh                  s/Richard P. Sergel
  _________________________          _________________________
  Dr. Kalyan K. Ghosh                Richard P. Sergel


                                     s/Roslyn M. Watson
  _________________________          _________________________
  Charles B. Housen                  Roslyn M. Watson


  s/Patricia McGovern
  _________________________
  Patricia McGovern